Press Release
July 22, 2026                                    Exhibit 99.1

James Hardie Announces Preliminary First Quarter FY 2027 Results, Exceeding Prior Guidance on Strength in Siding & Trim and Deck, Rail & Accessories
James Hardie Industries plc (NYSE / ASX: JHX) ("James Hardie" or the "Company"), a leading provider of exterior home and outdoor living solutions, today announced preliminary expected financial results for the fiscal first quarter ended June 30, 2026. The Company is providing this update in accordance with its continuous disclosure obligations under ASX Listing Rule 3.1.
Preliminary results for the quarter exceeded the high end of the Company's prior consolidated guidance range, driven primarily by stronger-than-anticipated Siding & Trim sales.
Preliminary Expected Financial Information
Below are the Company's preliminary expected ranges for selected unaudited financial results for the fiscal first quarter ended June 30, 2026, compared to the prior guidance for the fiscal first quarter ended June 30, 2026, provided on May 19, 2026.

	Q1 FY27 Preliminary (Expected Range)	Q1 FY27 Prior Guidance (provided 5/19/26)
Net Sales (Consolidated)	$1.449 to $1.475 billion	$1.315 to $1.354 billion
GAAP Net Income (Consolidated)	$102 to $104 million	n/a
Adjusted EBITDA (Consolidated)	$399 to $407 million	$354 to $375 million

Net Sales (Siding & Trim)	$846 to $860 million	$758 to $781 million
GAAP Operating Income (Siding & Trim)	$211 to $215 million	n/a
Adjusted EBITDA (Siding & Trim)	$282 to $288 million	$256 to $272 million

Net Sales (DR&A)	$296 to $305 million	$291 to $300 million
GAAP Operating (Loss) (DR&A)	$(3.1) to $(3.3) million	n/a
Adjusted EBITDA (DR&A)	$79 to $83 million	$78 to $82 million
Note: These estimates are preliminary and subject to the Company’s detailed quarter-end closing procedures. Refer to additional related cautionary notes within this press release for more information. Adjusted EBITDA is a non-GAAP financial measure. See "Cautionary Note and Use of Non-GAAP Financial Measures" below.
Aaron Erter, CEO of James Hardie said, "Our first quarter results are expected to exceed our prior guidance, primarily as a result of better-than-expected sales in Siding & Trim. Siding & Trim net sales reflected strong sell-through and underlying demand for our products. Our performance in Deck, Rail & Accessories was driven by channel inventory normalization and sell-through that improved throughout the quarter."
“We are pleased with our fiscal first quarter preliminary results. We believe our performance reflects our team’s execution and growth above market, rather than a meaningful improvement in the overall U.S. housing market. That said, we are encouraged by the positive traction from our initiatives to grow our fiber cement business, continued conversion in decking and the positive contribution from sales and cost synergies. We will provide an update on our full year guidance with our first quarter earnings call.”
This Press Release has been authorized by the James Hardie CEO.
Fiscal First Quarter Earnings Release and Conference Call
James Hardie will release fiscal first quarter 2027 results after the market close and hold a conference call to discuss results and outlook on Thursday, August 6, 2026 (6PM EDT) / Friday, August 7, 2026 (8AM AEST). Participants may register for the live webcast and access a replay following the event on the Investor Relations section of the Company's website (ir.jameshardie.com).
About James Hardie
James Hardie Industries plc is the industry leader in exterior home and outdoor living solutions, with a portfolio that includes fiber cement, fiber gypsum, and composite and PVC decking and railing products. Products offered by James Hardie are engineered for beauty, durability, and climate resilience, and include trusted brands like Hardie®, TimberTech®, AZEK® Exteriors, Versatex®, fermacell® and StruXure®. With a global footprint, the James Hardie portfolio is marketed and sold throughout the United States, Canada, Europe, Australia, and New Zealand.
James Hardie Industries plc is incorporated and existing under the laws of Ireland. As an Irish plc, James Hardie is governed by the Irish Companies Act. James Hardie's principal executive offices are located at 1st Floor, Block A, One Park Place, Upper Hatch Street, Dublin 2, D02 FD79, Ireland.
Cautionary Note and Use of Non-GAAP Financial Measures
The Company’s condensed consolidated financial statements as of, and for the three months ended, June 30, 2026 are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review of the Company’s condensed consolidated financial statements. As a result, these preliminary estimates may differ, and may differ materially, from the actual results that will be reflected in the Company’s condensed consolidated financial statements for the first quarter when they are completed and publicly disclosed. The Company’s expectations with respect to its unaudited results for the period discussed above are based upon management estimates. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.
This Press Release includes financial measures that are not considered a measure of financial performance under generally accepted accounting principles in the United States (GAAP), such as Adjusted EBITDA. These non-GAAP financial measures should not be considered to be more meaningful than the equivalent GAAP measure. Management has included such measures to provide investors with an alternative method for assessing its operating results in a manner that is focused on the performance of its ongoing operations and excludes the impact of certain legacy items, such as asbestos adjustments, or significant non-recurring items, such as asset impairments, restructuring expenses, acquisition and pre-close financing related costs, as well as adjustments to tax expense. Additionally, management uses such non-GAAP financial measures for the same purposes. However, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. For more information regarding the Company’s use of non-GAAP financial measures and their limitations, see the section titled “Non-GAAP Financial Measures” within the Company’s Annual Report for the fiscal year ended March 31, 2026.
This Press Release contains forward-looking statements and information that are subject to risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of James Hardie to be materially different from those expressed or implied in this release, including, among others, the risks and uncertainties set forth in Part 1, Item 1A "Risk Factors" in James Hardie’s Annual Report for the fiscal year ended March 31, 2026; changes in general economic, political, governmental and business conditions globally and in the countries in which James Hardie does business; changes in interest rates; changes in inflation rates; changes in exchange rates; the level of construction generally; changes in cement demand and prices; changes in raw material and energy prices; changes in business strategy; the AZEK acquisition and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. James Hardie assumes no obligation to update or correct the information contained in this Press Release except as required by law.

Non-GAAP Financial Measures Reconciliations
Investor and Media Contact
Bill Seymour
V.P. Investor Relations
T: +1 312 856 7460
E: investors@jameshardie.com
Source: James Hardie Industries plc